Exhibit 8.1




           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                          July 30, 2003


Anthracite Capital, Inc.
40 East 52nd Street
New York, NY 10022

               Re:    Certain Federal Income Tax Matters
                      ----------------------------------

Ladies and Gentlemen:

         You have requested our opinion concerning certain Federal income tax considerations in connection with the registration (the "Registration") by Anthracite Capital, Inc., a Maryland corporation (the "Company"), of shares of its Common Stock, $.001 par value per share, pursuant to a Registration Statement on Form S-3 (File No. 333-107067) filed with the Securities and Exchange Commission on July 15, 2003 (the "Registration Statement").

         We have acted as counsel to the Company in connection with the Registration, and we have assisted in the preparation of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of the Company (the "Officer's Certificate") relating to, among other things, the actual and proposed operations of the Company. For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate, the Registration Statement, or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Officer's Certificate, Registration Statement and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements,


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Anthracite Capital, Inc.
July 30, 2003
Page 2 of 3



representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein.

         In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

         In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

         We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, we are of the opinion that commencing with the Company's initial taxable year that ended December 31, 1998, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

         We express no opinion on any issue relating to Anthracite or any investment therein, other than as expressly stated above.

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Anthracite Capital, Inc.
July 30, 2003
Page 3 of 3

         This opinion has been prepared for you in connection with the transaction described herein. It may not be relied upon by anyone else without our prior written consent; provided, however, that we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.


                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP